Exhibit 99.11

AMENDMENT NO. 1 TO INTERIM INVESTORS AGREEMENT

This AMENDMENT NO. 1 TO INTERIM INVESTORS AGREEMENT (this “Amendment”) is entered into as of March 1, 2022, by and among:

(1).	Mr. Rick Yan (together with his affiliated investment entities, the “Founder”);

(2).	RY Holdings Inc., a company incorporated under the Laws of the British Virgin Islands (“Founder Holdco”);

(3).	RY Elevate Inc., a company incorporated under the Laws of the British Virgin Islands (“New Founder Holdco” and, together with the Founder and Founder Holdco, the “Founder Group”);

(4).	Recruit Holdings Co., Ltd., a company incorporated under the Laws of Japan (“Recruit”);

(5).	Oriental Poppy Limited, a company incorporated under the Laws of the British Virgin Islands (together with its affiliated investment entities, “DCP”);

(6).	Ocean Ascend Limited, an exempted company incorporated with limited liability under the Laws of the Cayman Islands (together with its affiliated investment entities, “Ocean Link”);

(7).

51 Elevate Limited, a company incorporated under the Laws of the British Virgin Islands (“Management SPV”, and together with the Founder Group, Recruit, DCP and Ocean Link, the “Investors”, and each an “Investor”); and

(8).	Garnet Faith Limited, an exempted company incorporated with limited liability under the Laws of the Cayman Islands (“Merger Sub”).

WHEREAS, the parties hereto entered into that certain Interim Investors Agreement, dated as of June 21, 2021 (the “Agreement”);

WHEREAS, the parties hereto desire to amend the Agreement as set forth below; and

WHEREAS, Section 3.2 of the Agreement provides that the Agreement may be amended by an instrument in writing signed by each Investor.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1.	Definitions.

Unless otherwise specifically defined herein, all capitalized terms used but not defined herein shall have the meanings ascribed to them under the Agreement.

2.	Amendments to the Agreement.

2.1 Amendment to Section 1.1. Section 1.1 of the Agreement is hereby amended by inserting a new Section 1.1.14 as follows (and any sub-section thereafter shall be renumbered sequentially):

1.1.14 “Transaction Information” means all written, oral or other information concerning this Agreement, the Merger Agreement and the agreements and transactions contemplated hereby and thereby, unless such information is or becomes publicly available other than through a breach of this Agreement by such receiving Investor.

2.2 Amendment to Section 2.13. Section 2.13 of the Agreement is hereby amended and restated in its entirety as follows:

Section 2.13. Confidentiality. Except as permitted under this Section 2.13 or Section 2.14, each Investor (the “Recipient”) shall not, and shall direct his, her or its Affiliates and the Representatives of the foregoing not to, disclose any Confidential Information obtained from a disclosing Investor without the prior written consent of such disclosing Investor or any Transaction Information without the prior written consent of the Requisite Investors; provided that the Recipient may disclose any Confidential Information or Transaction Information to persons in connection with a Permitted Syndication and to any of his, her or its Affiliates and any of the Representatives of the foregoing who, in each case, (prior to such disclosure) have agreed with the Recipient to maintain the confidentiality of such Confidential Information or Transaction Information as set out herein or are otherwise bound by applicable law or rules of professional conduct to keep such information confidential. Each Investor shall not and shall direct his, her or its Affiliates and the Representatives of the foregoing to whom Confidential Information or Transaction Information is disclosed not to, use any Confidential Information or Transaction Information for any purpose other than exclusively for purposes of this Agreement or the Transaction.

2.3 Amendment to Section 2.14. Section 2.14 of the Agreement is hereby amended and restated in its entirety as follows:

Section 2.14. Permitted Disclosures. An Investor may make disclosures of Confidential Information or Transaction Information (a) if required by applicable Laws or the rules and regulations of any securities exchange or Governmental Authority of competent jurisdiction over an Investor, but only after the form and terms of such disclosure have been provided to the other Investors and the other Investors have had a reasonable opportunity to comment thereon, in each case to the extent legally permissible and reasonably practicable; or (b) if the information is publicly available other than through a breach of this Agreement by such Investor, any of his, her or its Affiliates or any of the Representatives of the foregoing.

2.4 Amendment to Section 2.16. Section 2.16 of the Agreement is hereby amended by inserting a new Section 2.16.3 as follows:

Section 2.16.3. In furtherance of this Section 2.16, each party hereto shall (A) to the extent legally permissible, notify each Requisite Investor promptly of any communication (whether verbal or written) it or any of its Affiliates receives from any Governmental Authority relating to the Transactions and provide copies of any such written communication to each Requisite Investor, (B) obtain consent (which shall not be unreasonably withheld) from each Requisite Investor promptly before making any substantive

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communication (whether verbal or written) with any Governmental Authority relating to the Transactions and provide copies of any such written communication to each Requisite Investor, (C) promptly notify each Requisite Investor of, permit each Requisite Investor to review in advance, and consult with each Requisite Investor on, any proposed filing, submission or communication (whether verbal or written) by such party to any Governmental Authority relating to the Transactions and provide copies of any such written filing, submission or communication to each Requisite Investor, and (D) to the extent legally permissible and reasonably practicable, give each Requisite Investor the opportunity to attend and participate at any meeting with any Governmental Authority relating to the Transactions; provided, however, that the foregoing shall not apply to any Schedule 13D filings, or amendments thereto, in respect of the Company that an Investor reasonably believes is required under applicable Law; provided that such Investor shall coordinate with the other Investors in good faith regarding the content and timing of such filings or amendments in connection with the Transactions in accordance with Section 2.12.

2.5 Amendment to Section 2.17. The first and second sentences of Section 2.17 of the Agreement are hereby amended and restated in their entirety as follows:

Section 2.17. Required Information. Each Investor, on behalf of itself and its Affiliates, agrees to promptly provide to Merger Sub (consistent with the timing required by the Merger Agreement or applicable Law, as applicable) any information regarding such Investor (or its Affiliates) that Merger Sub (at the direction of the Requisite Investors) reasonably determines upon the advice of outside legal counsel is required to be included in (i) the Proxy Statement, (ii) the Schedule 13E-3 or (iii) any other filing or notification with any Governmental Authority in connection with the Transactions, including the Merger, this Agreement, the Equity Commitment Letters, the Guarantees, the Support Agreements or any other agreement or arrangement to which it (or any of its Affiliates) is a party relating to the Transactions. Each Investor shall reasonably cooperate with Merger Sub and any other filing persons in connection with the preparation, execution and filing of the foregoing documents to the extent such documents relate to such Investor (or any of its Affiliates) or such Investor (or any of its Affiliates) is a filing person with respect thereto.

2.6 Amendment to Exhibit A.

Exhibit A of the Agreement is hereby replaced in its entirety with Appendix I of this Amendment.

2.7 Amendment to Exhibit C.

Exhibit C of the Agreement is hereby replaced in its entirety with Appendix II of this Amendment.

3.	Miscellaneous

3.1 No Further Amendment.

The parties hereto agree that all other provisions of the Agreement shall, subject to the amendments set forth in Section 2 of this Amendment, continue unmodified, in full force and effect and constitute legal and binding obligations of the parties in accordance with their terms. This Amendment is limited precisely as written and shall not be deemed to be an amendment

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to any other term or condition of the Agreement or any of the documents referred to therein. This Amendment forms an integral and inseparable part of the Agreement.

3.2 Representations and Warranties.

Each party hereto hereby represents and warrants to each other party that:

3.2.1 It has all necessary corporate power and authority to execute and deliver this Amendment and to perform its obligations hereunder. The execution and delivery of this Amendment by it have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on its part are necessary to authorize the execution and delivery of this Amendment.

3.2.2 This Amendment has been duly and validly executed and delivered by it and, assuming due authorization, execution and delivery by each other party, constitutes a legal, valid and binding obligation of such party, enforceable against it in accordance with its terms, subject to the Bankruptcy and Equity Exception.

3.3 References.

Each reference to “this Agreement,” “hereof,” “herein,” “hereunder,” “hereby” and each other similar reference contained in the Agreement shall, effective from the date of this Amendment, refer to the Agreement as amended by this Amendment. Notwithstanding the foregoing, references to the date of the Agreement and references in the Agreement, as amended hereby, to “the date hereof,” “the date of this Agreement” and other similar references shall in all instances continue to refer to June 21, 2021.

3.4 Effect of Amendment.

This Amendment shall form a part of the Agreement for all purposes, and each party thereto and hereto shall be bound hereby. From and after the execution of this Amendment by the parties hereto, any reference to the Agreement shall be deemed a reference to the Agreement as amended hereby. This Amendment shall be deemed to be in full force and effect from and after the execution of this Amendment by the parties hereto.

3.5 Other Miscellaneous Terms.

The provisions of Section 3 (Miscellaneous) of the Agreement shall apply mutatis mutandis to this Amendment, and to the Agreement as amended by this Amendment, taken together as a single agreement, reflecting the terms therein as amended by this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

RICK YAN

/s/ Rick Yan

[Signature Page to Amendment to Interim Investors Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

RY HOLDINGS INC.

By:	/s/ Rick Yan
Name: Rick Yan Title: Director

[Signature Page to Amendment to Interim Investors Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

RY ELEVATE INC.

By:	/s/ Rick Yan
Name: Rick Yan Title: Director

[Signature Page to Amendment to Interim Investors Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

RECRUIT HOLDINGS CO., LTD.

By:	/s/ Masumi Minegishi
Name: Masumi Minegishi Title: Representative Director, Chairperson

[Signature Page to Amendment to Interim Investors Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

ORIENTAL POPPY LIMITED

By:	/s/ Julian Juul Wolhardt
Name: Julian Juul Wolhardt Title: Director

[Signature Page to Amendment to Interim Investors Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

OCEAN ASCEND LIMITED

By:	/s/ Tianyi Jinag
Name: Tianyi Jiang Title: Director

[Signature Page to Amendment to Interim Investors Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

51 ELEVATE LIMITED

By:	/s/ Rick Yan
Name: Rick Yan Title: Director

[Signature Page to Amendment to Interim Investors Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

GARNET FAITH LIMITED

By:	/s/ Julian Juul Wolhardt
Name: Julian Juul Wolhardt Title: Director

[Signature Page to Amendment to Interim Investors Agreement]